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                             SPS TECHNOLOGIES, INC.
                             ----------------------

                                    formerly
                          (STANDARD PRESSED STEEL CO.)

                    As Amended and Effective December 5, 2002

                                     BY-LAWS
                                     -------

                                    ARTICLE I
                                    ----------

                  l.l Principal Office - The principal office of the corporation shall be at Jenkintown, Pennsylvania.

                  l.2 Other Offices - The corporation shall also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II
                                   ----------

                       Shareholders and Share Certificates
                       -----------------------------------

                  2.l Issuance of Share Certificates - Every shareholder of record shall be entitled to a share certificate representing the shares owned by him. Share certificates shall be in such form as may be required by law and as the Board of Directors shall prescribe. Every share certificate shall be signed by the Chairman or President or a Vice-President and the Treasurer or Secretary or Assistant Treasurer or Assistant Secretary, and sealed with the corporate seal, which may be a facsimile, either engraved or printed. Whenever permitted by law, the Board of Directors may authorize the issuance of share certificates bearing the facsimile signatures of the officers authorized to sign such certificates.

                  2.2 Transfer of Shares - Shares of the capital stock of the corporation shall be transferable only on the books of the corporation by the person in whose name such shares are registered, or by his duly authorized attorney or representative. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the corporation. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the corporation in its discretion. No transfer shall be made unless and until the certificate issued to the transferor is delivered to the corporation, properly endorsed.













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                  2.3 Lost or Destroyed Share Certificates - Any person desiring a share certificate to be issued in lieu of one lost or destroyed shall make an affidavit setting forth the loss or destruction of such share certificate, and shall, if the Board of Directors shall so require, advertise such loss or destruction in such manner as the Board of Directors may require, and shall, if the Board of Directors shall so require, give the corporation a bond of indemnity, in such form and with such security as may be satisfactory to the Board, indemnifying the corporation against any loss that may result from the issuance of a new share certificate. Upon receipt of such affidavit and proof of publication of the advertisement of such loss or destruction if such advertisement is required by the Board of Directors, and the bond, if any, required by the Board of Directors, a new share certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

                  2.4 Addresses of Shareholders - Each shareholder shall, when issued his share certificate, notify the Secretary of the corporation in writing of the address to which such shareholder wishes notices relating to the business of the corporation to be mailed and he shall thereafter notify the Secretary in writing of any changes in such address.

                  2.5 Transfer of Rights - Rights issued pursuant to the Amended and Restated Rights Agreement, is effective as of April 6, 2001, as may be amended from time to time (the "Rights Agreement"), between the corporation and Mellon Investor Services LLC (and its successors and assigns), may be transferred by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement) only in accordance with the terms of, and subject to the restrictions contained in, the Rights Agreement.


                                   ARTICLE III
                                   -----------

                            Meetings of Shareholders
                            ------------------------

                  3.1 Annual Meeting - The Annual Meeting of the shareholders of the corporation for the election of directors and for the transaction of such other business as may be appropriate shall be held at the principal office of the corporation, or at such other place within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time prescribe. The annual meeting shall be held on such date as shall be determined by the Board of Directors of the Corporation.

                  3.2 Special Meetings - Special meetings of the shareholders may be called at any time by the Chairman, and shall be called by the Chairman, or in his absence, by the Secretary, upon the written request of a majority of the members of the Board of Directors. Upon receipt of the written request of any person or persons entitled to call a special meeting, which shall state the purpose of the meeting, it shall be the duty of the Chairman, or, in his absence, the Secretary, to call such meeting to be held not less than ten days, nor more than sixty days, after receipt of such request. If the Chairman or the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so. Special meetings of the shareholders shall be held at the principal office of the corporation or at such other place as the Board of Directors may from time to time direct.














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                  3.3 Notice of Meetings - Notice of the time and place of the annual or any special meeting of the shareholders shall be given to each shareholder entitled to notice of such meeting at least ten days prior to the date of the meeting, unless a greater period of notice is by law required in a particular case. Such notice shall be given by the Secretary of the corporation or by or at the direction of the person or persons authorized to call the meeting in the case of a special meeting. In the case of special meetings of the shareholders, the notice shall specify the purpose thereof, and no business shall be transacted other than that mentioned in the notice except with the consent of all of the shareholders of the corporation entitled to vote at such meeting. When a meeting is adjourned it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof: (a) by first class or express mail, postage prepaid, or courier service, charges prepaid, to his postal address appearing on the books of the corporation (notice pursuant to this subsection shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person); or (b) by facsimile transmission, e-mail or other electronic communication to his facsimile number or address for e-mail or other electronic communications supplied by him to the corporation for the purpose of notice (notice pursuant to this subsection shall be deemed to have been given to the person entitled thereto when sent). If no address for the shareholder is given, notice deposited in the post office, addressed to him at the city or place in which the principal office of the corporation is located, shall be sufficient.

                  3.4 Determination of Shareholders of Record - The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or entitled to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In any such case only such shareholders as shall be shareholders of record at the close of business on the day so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise any such rights in respect to any such change, conversion or exchange of shares, as the case may be, notwithstanding any transfers of any shares on the books of the corporation after the date so fixed. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period, and during the time when the transfer books of the corporation shall be closed no transfers of shares shall be made thereon; provided, however, that in case the Board of Directors shall determine to close the transfer books of the corporation, written or printed notice thereof shall be mailed to each shareholder of record at the address given by him as herein provided, at least ten days before the date fixed for the closing of the transfer books.








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                  3.5 Voting Rights - Except as otherwise provided herein, or in the articles of incorporation or by law, every shareholder of record shall have the right at every shareholders' meeting to one vote for every share standing in his name on the books of the corporation. Every shareholder may vote either in person or by proxy.

                  3.6 Nominations for Directors - Nominations of candidates for election by the shareholders to the Board of Directors shall be given in writing to the Secretary of the Company not less than sixty (60) days in advance of the meeting at which such election is to take place in order to be considered timely. Such notice shall include the name and address of record of the nominating shareholder, a representation that the shareholder is entitled to vote at such meetings and intends to appear in person or by proxy at the meeting; the name, age, business and residence address and principal occupation of such proposed nominee; a description of any and all arrangements or understandings between the shareholder and each proposed nominee; such other information as would be required by the Securities and Exchange Commission to be included in the proxy statements soliciting proxies for the election of the proposed nominee; and the signed consent of each such individual to serve as director if elected. The Board shall also have the right to require any proposed nominee to furnish other information which the Board shall reasonably require to determine the proposed nominee's eligibility and qualifications to serve as a director. If the Board, after affording the shareholder a reasonable opportunity to cure any deficiency which the Board perceives in the original notice, determines that an individual was not nominated in accordance with the foregoing procedure, then such individual shall not be eligible for nomination and election as a director.








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                  3.7 Proxies - Every proxy shall be executed or authenticated by the shareholder, or by his duly authorized attorney in fact, and filed with or transmitted to the Secretary of the corporation or its designated agent. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation or its designated agent in writing or by electronic transmission. No unrevoked proxy shall be valid after eleven months from the date of its execution, authentication or transmission, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution, authentication or transmission. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, notice of such death or incapacity is given to the Secretary of the corporation or its designated agent in writing or by electronic transmission. A telegram, telex, cablegram, datagram, e-mail, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact: (a) may be treated as properly executed or authenticated for purposes of this section; and (b) shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

                  3.8 Ballot - No vote by the shareholders need be by ballot, except upon demand made in writing before the voting begins by a shareholder then entitled to vote. In all cases where voting shall be by ballot, a record of the name of and the number of shares of stock represented by each person voting shall be made by the Judge or Judges of Election duly appointed, and shall be kept on file by the corporation.

                  3.9 Majority Vote - Except as otherwise specified in the articles of incorporation, in these by-laws or provided by law, all matters shall be decided by the vote of the holders of a majority of the shares then entitled to vote present in person or represented by proxy at the meeting.

                  3.l0 Cumulative Voting - In all elections for directors, every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes of shares of which his shares are a part, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes from each class or group of classes entitled to elect directors separately up to the number of directors to be elected in the same election by such class or group of classes shall be elected.










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                  3.ll Voting on Sale or Merger - The affirmative vote of
shareholders owning at least 80% of the outstanding capital stock of the corporation shall be required (a) for the adoption of any agreement for the merger or consolidation of the corporation with or into any other corporation and (b) to authorize any sale, lease or exchange of all or substantially all of the assets of the corporation to or with, or any sale, lease or exchange to or with the corporation (in exchange for its securities in a transaction for which stockholder approval is required by law or any agreement between the corporation and any national securities exchange) of any assets of, any other corporation, person or other entity.

                  3.12 Quorum of Shareholders - At all meetings of the shareholders a quorum shall consist of the presence of persons representing a majority of the outstanding shares of the corporation entitled to vote at such meeting, and in the absence of a quorum no business shall be transacted. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Except as otherwise provided by law, if a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, and in the case of any meeting called for the election of directors those who attend the second of such adjourned meetings, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors. The presence or participation, including voting and taking other action, at a meeting of shareholders, or the expression of consent or dissent to corporate action, by a shareholder by conference telephone or other electronic means, including, without limitation, the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder for the purposes of this Article III.

                  3.l3 Judges of Election - In advance of any meeting of shareholders, the Board of Directors may appoint Judges of Election, who need not be shareholders, to act at such meeting or any adjournment thereof. If Judges of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office shall act as a judge. The Judges of Election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders. If requested by the Chairman of the meeting or any shareholder or his proxy, they shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there be three Judges of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.












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                  3.l4 Voting Lists - The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. If the corporation has, at the time when the aforesaid list is required to be prepared, five thousand or more shareholders, then in lieu of the making of such list, it may make such information available by other appropriate means. The original share ledger or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote, in person or by proxy, at any meeting of the shareholders.

                  3.15 Advance Notice of Shareholder Proposals - At any annual or special meeting of shareholders, proposals by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals are otherwise proper for consideration under applicable law and the articles of incorporation of the corporation and these By-laws. Notice of any proposal to be presented by any share- holder at any meeting of shareholders shall be delivered in writing to the Secretary of the Company not less than sixty (60) days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of the meeting, such advance notice shall be given not more than ten
(10) days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than seventy (70) days in advance of the annual meeting if the corporation shall have previously disclosed, in these By-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Notice of any such proposal shall include the text of the proposal to be presented, a brief written statement of the reasons why such shareholder favors the proposal, the name and address of record of the proposing shareholder, a representation that the shareholder is entitled to vote at such meetings and intends to appear in person or by proxy at the meeting, the number and class of all shares of each class of stock of the corporation beneficially owned by such shareholder, and any material interest of such shareholder in the proposal (other than as a shareholder). If the Board, after affording the shareholder a reasonable opportunity to cure any deficiency which the Board perceives in the original notice relating to the information required in the immediately preceding sentence, determines that notice of a proposal was not effected in accordance with the foregoing procedure, then such proposal shall not be eligible for consideration at the meeting.

                                   ARTICLE IV
                                   ----------

                                    Directors
                                    ---------

                  4.l Number of Directors - The Board of Directors shall consist of such number of members, not less than three, as shall be from time to time fixed by resolution of the Board of Directors.

                  4.2 Directors

                           (a) The Board of Directors shall be divided into
three classes, as nearly equal in number as possible. The term of office of one class shall expire in each year. The members of each class shall be elected for terms of three years except in the case of a vacancy in any class, in which case the vacancy shall be filled for the balance of the term of the class in which the vacancy exists.

                  4.3      Powers; Qualifications and Personal Liability

                      (a) The Board of Directors shall have the control and management of the business and affairs of the corporation, and all powers of the corporation except those specifically reserved or granted to the shareholders by law, by the articles of incorporation, or by these by-laws, are hereby granted to and vested in the Board of Directors.

                      (b) Directors need not be residents of the Commonwealth of Pennsylvania or shareholders in the corporation. A director may also be a salaried officer of the corporation. If any person elected as a director shall, upon written request, fail to accept such office, either in writing or by attending a meeting of the Board of Directors, the Board of Directors may declare his office vacant.

                      (c) A director of the corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under 42 Pa.C.S. Section 8363 and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or Federal law. The provisions of this subsection shall be effective January 27, l987, but shall not apply to any action filed prior to that date nor to any breach of performance of duty or any failure of performance of duty by a director occurring prior to that date.










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                  4.4 Annual Report - The Board of Directors through the
appropriate corporate officer shall present at the annual meeting of the shareholders a report of the financial condition of the corporation as of the closing of the preceding fiscal year. Such report shall be sent to all shareholders and shall be available for the inspection of shareholders at the annual meeting. The Board of Directors shall have the financial statements contained in such report examined and reported upon by independent certified public accountants who shall not be required to be elected by the shareholders of the corporation.

                  4.5 Resignations - Any director of the corporation may resign at any time by giving written notice to the Chairman of the Board of Directors or the Secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

                  4.6 Removal - Directors may be removed in such manner as may be provided by law.

                  4.7 Vacancies - The Board of Directors shall have power to fill all vacancies occurring on the Board, whether by death, resignation, increase in number or otherwise. A vacancy in the Board of Directors may be filled by a vote of the majority of the remaining members of the Board, though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders.

                  4.8 Committee of the Board - Except as otherwise provided in
Section 4.9 of these By-Laws, the Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more committees, each committee to consist of two or more directors. Any such committee to the extent provided in the resolution creating it shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, provided that any such alternate member shall meet the qualifications, if any, applicable to members of such committee. If the resolution creating any committee so provides, then, in the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that any person so appointed shall meet the qualifications, if any, applicable to members of such committee. Each such committee shall keep minutes of its proceedings and report the same to the Board of Directors at its next meeting.

                  4.9 Continuing Directors Committee

                      (a) There is hereby designated and established a Continuing Directors Committee consisting of one or more members of the Board of Directors having the qualifications set forth in this Section 4.9, which Continuing Directors Committee shall have and may exercise the powers granted to the Continuing Directors in the management of the business and affairs of the Company to the extent set forth in the Rights Agreement, as such Rights Agreement may be amended from time to time in accordance with the terms thereof.

                      (b) The member or members of the Continuing Directors Committee shall consist of any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), or a representative of an Acquiring Person or of any such Affiliate or Associate and (i) who was a member of the Board immediately prior to the effective date of the Rights Agreement, or (ii) whose nomination for election or election to the Board was (x) subsequent to the effective date of the Rights Agreement and (y) recommended or approved by a majority of the Continuing Directors. In all cases where action of the Board of Directors requires, under the terms of the Rights Agreement, the concurrence of at least a majority of the Continuing Directors in office at the time, such action shall not be deemed to have been taken unless there are Continuing Directors in office at the time.

                      (c) In the absence or disqualification of any member of the Continuing Directors Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Continuing Director to act at the meeting in the place of any such absent or disqualified member, and, in the absence or disqualification of all members of the Continuing Directors Committee, the member or members meeting the qualifications of this Section 4.9 shall be appointed by a majority of the Board of Directors as a whole.

                      (d) This Section 4.9 shall automatically terminate and be of no further force or effect upon the expiration of the Rights Agreement by its terms or the earlier redemption of the Rights (as defined in the Rights Agreement) in accordance with the terms of the Rights Agreement.



















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                                    ARTICLE V
                                    ---------

                               Directors' Meetings
                               -------------------

                  5.l Place of Meetings - The meetings of the Board of Directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as a majority of the Directors may from time to time elect, or as may be designated in the notice of the meeting.

                  5.2 Annual Meeting - Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of a Chairman of the Board from among the members of the Board, election of officers, and the transaction of other business, at the place where such election of directors was held. Notice of such meeting need not be given. Such annual meeting may be held at any other time or place which shall be specified in a notice given in the manner provided for special meetings of the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. He shall be a member ex officio of all standing committees of the Board. He shall call special or other meetings of the shareholders and Board of Directors and shall give, or cause to be given, notice of meetings of the Board of Directors as required by law or by these By-Laws.

                  5.3 Regular Meetings - The Board of Directors may by resolution designate dates, times and places for regular meetings to be held throughout the year not less than one meeting in each quarter. Notice shall be given of any change in the date, time or place of any regular meetings in the manner provided for notice of special meetings of the Board of Directors; otherwise no notice need be given.

                  5.4 Special Meetings - Special meetings of the Board of Directors may be called by the Chairman, or by a majority of the Directors, and shall be held at such time and place as shall be designated by the person or persons calling the meeting. Unless notice is waived by all of the members of the Board of Directors, notice of the time, place and purpose of any special meeting shall be sent to each director at least three days prior to the date of such meeting, and such notice shall state the time, place and purpose of such special meeting. All notices shall be given to each director, either personally or by sending a copy thereof: (a) by first class or express mail, postage prepaid, or courier service, charges prepaid, to his postal address appearing on the books of the corporation (notice pursuant to this subsection shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person); or (b) by facsimile transmission, e-mail or other electronic communication to his facsimile number or address for e-mail or other electronic communications supplied by him to the corporation for the purpose of notice (notice pursuant to this subsection shall be deemed to have been given to the person entitled thereto when sent).

                  5.5 Notice of Adjourned Meeting - When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other then by announcement at the meeting at which such adjournment is taken.

                  5.6 Quorum - A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. Any one or more directors or members of a committee of the Board of Directors may participate in a meeting of the Board or of the committee by means of conference telephone or similar communications equipment so connected that all persons participating in the meeting can hear each other, and any person so participating shall be considered as present at the meeting for the purpose of determining the presence of a quorum, action by a majority, and for all other purposes.

                  5.7 Order of Business - The order of business at meetings of the Board of Directors shall be as prescribed from time to time by the Board.

                  5.8 Compensation - Each director shall be entitled to receive as compensation for his services such reasonable amounts as may be fixed from time to time by the Board of Directors, in the form of either fees and traveling expenses for attendance at meetings of the Board and of the committees thereof, or of payment at the rate of a fixed annual sum, or both.

                                   ARTICLE VI
                                   ----------

                               Officers and Agents
                               -------------------

                  6.l Officers Elected by the Board - At the first meeting of the Board of Directors after the election of directors in each year, the Board shall elect a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers as the Board may deem necessary and as the business of the corporation may require. The Board may but shall not be required to appoint the Chairman of the Board as the Chief Executive Officer of the corporation.

                  6.2 Terms and Qualifications of Officers - Any two or more offices may be held by the same person, except that the offices of the President and Secretary shall not be held by the same person. All officers of the corporation shall serve for one year and until their successors shall have been duly elected and shall have qualified; provided, however, that any officer may be removed at any time, either with or without cause, by action of the Board of Directors.

                                   ARTICLE VII
                                   -----------

                          Powers and Duties of Officers
                          -----------------------------

                  7.l Chief Executive Officer - The chief executive officer shall be the chief executive and head of the corporation, and subject to the regulations of the Board of Directors, shall have the general control and management of its business and affairs.

                  7.2 President - The President shall be the chief operating officer of the corporation and, subject to the supervision and control of the Chief Executive Officer, shall carry out corporate operating policies as established by the Chief Executive Officer.

                  7.3 Vice-Presidents - The Vice-Presidents shall have such duties as the Chief Executive Officer or President may establish.

                  7.4 Secretary - The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall be responsible for maintaining a record of all the proceedings thereof in a book to be kept for that purpose. He shall be the custodian of the corporate seal of the corporation. In the absence of the Secretary, an Assistant Secretary or any other person appointed or elected by the Board of Directors may exercise the rights and perform any of the duties of the Secretary.

                  7.5 Treasurer - The Treasurer shall be responsible for maintaining full and correct accounts of the receipts and expenditures of the corporation in books belonging to the corporation, for the deposit of all moneys and valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors, and for the appropriate disbursement of its funds. He shall, if the Board shall so direct, give bond with sufficient security in such amount as may be required by the Board for the faithful performance of his duties.

                  7.6 Controller - The Controller shall be responsible for the establishment and maintenance of sound accounting practices and procedures throughout the corporation.

                  7.7 Additional Duties - The enumeration of specific duties shall not be deemed to mean that additional appropriate powers and duties may not be assigned.

                                  ARTICLE VIII
                                  ------------

                                  Miscellaneous
                                  -------------

                  8.l Checks, Notes, Drafts and Acceptances - All checks, notes and other similar obligations and acceptances of drafts by the corporation shall be signed by such person or persons as the Board of Directors may from time to time direct.

                  8.2      Endorsement of Negotiable Instruments for
Deposit - Any officer of the corporation or any other employee, as the Board of Directors may from time to time direct, shall have full power to endorse for deposit all checks and all negotiable paper drawn payable to his or their order or to the order of the corporation.

                  8.3 Fiscal Year - The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

                  8.4 1988 Pennsylvania Anti-Takeover Law - The corporation shall not be subject to the provisions of Section 910 of the Pennsylvania Business Corporation Law (P.L. 364, No. 106), as amended by Act 27, enacted March 23, 1988.

                  8.5 Act No. 1990-36 - The corporation shall not be subject to the provisions of Subchapters G (Control-Share Acquisitions) and H (Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control) of Chapter 25 of Article C of the Business Corporation Law of 1988 (p.1. 1444, No.
177) as amended by Act 36 enacted April 27, 1990, and, accordingly, Subchapters I (Severance Compensation for Employees Terminated Following Certain Control-Share Acquisitions) and J (Business Combination Transactions - Labor Contracts) shall not apply to the Corporation.

                                   ARTICLE IX
                                   ----------

                  Indemnification of Directors, Officers, Etc.
                  --------------------------------------------

                  9.l Scope of Indemnification

                  (a) The corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, including without limitation liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except where such indemnification is expressly prohibited by applicable law or where the conduct of the indemnified representative has been determined pursuant to Section 9.6 to constitute willful misconduct or recklessness within the meaning of 42 Pa. C.S. 8365(b) or any superseding provision of law, sufficient in the circumstances to bar indemnification against liabilities arising from the conduct.

                  (b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

                  (c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified representative is not entitled to indemnification.

                  (d) For purposes of this Article:

                      (l) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                      (2) "indemnified representative" means any and all
                  directors and officers of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation, (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

                      (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

                      (4) "proceeding" means any threatened, pending or
                  completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

                  9.2 Proceedings Initiated by Indemnified Representatives - Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimburse- ment of expenses incurred in successfully prosecuting or defending an arbitration under Section 9.6 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

                  9.3 Advancing Expenses - The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 9.l or 9.2 upon receipt of an undertaking by or on behalf of the indemnified representative to repay such amount if it shall ultimately be determined pursuant to Section 9.6 that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

                  9.4 Securing of Indemnification Obligations - To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

                  9.5 Payment of Indemnification - An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

                  9.6 Arbitration - Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of l933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator, or if the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof. The corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable.

                  9.7 Discharge of Duty - An indemnified representative shall be deemed to have discharged such person's duty to the corporation if he or she has relied in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                  (l) one or more officers or employees of the corporation whom the indemnified representative reasonably believes to be reliable and competent with respect to the matter presented;

                  (2) legal counsel, public accountants or other persons as to matters that the indemnified representative reasonably believes to be within the person's professional or expert competence; or

                  (3) a committee of the board of directors on which he or she does not serve as to matters within its area of designated authority, which committee he or she reasonably believes to merit confidence.

                  9.8 Contract Rights; Amendment or Repeal - All rights to indemnification and advancement of expenses under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

                  9.9 Scope of Article - The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of share- holders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

                  9.l0 Reliance on Provisions - Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification and advancement of expenses provided by this Article.

                                    ARTICLE X
                                    ---------

                                   Amendments
                                   ----------

                  l0.l Procedure - Sections 3.6, 3.ll and l0.l of these By-laws may be altered, amended, modified, added to or repealed only at any annual or special meeting of the shareholders, and, with respect to Sections 3.ll and l0.l, only by the affirmative vote of shareholders owning at least 80% of the outstanding capital stock of the corporation. Otherwise, these By-laws may be altered, amended, modified, added to or repealed at any annual, regular or special meeting of the Board of Directors or by the shareholders at any annual or special meeting. Notice of any meeting shall set forth such proposed change or a summary thereof.

                  l0.2 - Amendments to Sections 4.8, 4.9 and l0.2 - The amendment to Section 4.8 and the provisions of Sections 4.9 and l0.2 of these By-Laws have been adopted in connection with the execution by the Company of the Rights Agreement described in Section 4.9, and may be altered, amended, modified, added to or repealed only by a resolution duly adopted by the Board of Directors of the Company (provided that no such resolution will be effective without the concurrence of at least a majority of the Continuing Directors).